Exhibit 2.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of February 6, 2024, by and among, Blue World Acquisition Corporation a Cayman Islands exempted company (“SPAC”), TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (”VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”). Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, SPAC, the Group Companies, VSUN and Fuji Solar are parties to a certain Agreement and Plan of Merger dated as of August 10, 2023, as amended by that certain Amendment to Agreement and Plan of Merger dated as of December 6, 2023 (collectively, the “Merger Agreement”);

WHEREAS, Fuji Solar has agreed to fund certain costs and expenses incurred in connection with the Transactions on the terms and conditions set forth herein; and

WHEREAS, in accordance with the terms of Sections 13.11 of the Merger Agreement, SPAC, each of the Group Companies and each of the Shareholders desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPAC, the Group Companies and the Shareholders agree as follows:

Section 1. Amendments to the Merger Agreement.

(a) Article IX, Section 9.7 (a) of the Merger Agreement shall hereby be deleted in its entirety and shall be replaced as follows:

“(a) SPAC shall use its best efforts to cause the Sponsor to support the extension of SPAC’s term on a monthly basis in accordance with SPAC’s Governing Documents until April 2, 2024 if the Merger Closing is not reasonably expected to occur prior to April 2, 2024. Fuji Solar has agreed to deposit into the Trust Account (i) the total amount of the funds for the extension of SPAC’s term from December 2, 2023 to January 2, 2024, (ii) one-half (1/2) of the total amount of the funds for the extension of SPAC’s term from January 2, 2024 to February 2, 2024, and (iii) the total amount of the funds for the extension of SPAC’s term from February 2, 2024 to March 2, 2024. If the Merger Closing has not occurred by March 1, 2024 due to (X) the gross negligence or willful misconduct of any of the Group Companies or the Shareholders, or (Y) the termination of the Merger Agreement by the Company, Fuji Solar shall be responsible for the total amount of the funds for the extension of SPAC’s term from March 2, 2024 to April 2, 2024. The total amount of funds Fuji Solar shall be responsible for pursuant to this Section 9.7(a) shall be evidenced by the unsecured promissory notes of SPAC, each of which shall be fully repaid in cash at the Merger Closing or converted into the SPAC Units at US$10 per SPAC Unit immediately prior to the Merger Closing at the discretion of Fuji Solar.”

Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Merger Agreement, and this Amendment and the Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Merger Agreement. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

Section 3. General Provisions.

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Article XIII of the Merger Agreement shall apply to this Amendment, as applicable.

(b) Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SPAC	Blue World Acquisition Corporation

	By:	/s/ Liang Shi
		Name:	Liang Shi
		Title:	Chief Executive Officer and Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

PubCo	TOYO Co., Ltd

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

SinCo	TOPTOYO INVESTMENT PTE. LTD.

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Merger Sub	TOYOone Limited

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Company	Vietnam Sunergy Cell Company Limited

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Fuji Solar Co., Ltd

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date first above written.

Shareholder	Vietnam Sunergy Joint Stock Company

	By:	/s/ RYU Junsei
		Name:	RYU Junsei
		Title:	Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]